UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

SOURCE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-26828	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1093 Broxton Avenue Suite 210 Los Angeles, CA 90024
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 443-9246

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01   Entry Into A Material Definitive Agreement

Exchange Transaction

On May 30, 2013, Source Financial, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, Moneytech Limited, an Australian Corporation (“Moneytech”), Marco Garibaldi (“Garibaldi”), Edward DeFeudis (“DeFeudis”) and Hugh Evans (“Evans”), pursuant to which the shareholders of Moneytech (the “Moneytech Shareholders”), will transfer to the Company all of the shares of Moneytech  in exchange for the issuance of up to 5,300,000 shares of the Company’s common stock (the “Exchange Transaction”). Following the Exchange Transaction, Moneytech will be a wholly-owned subsidiary of the Company.

The consummation of the Exchange Transaction is subject to the acceptance of the Exchange Transaction by shareholders of Moneytech holding not less than 90% of the outstanding shares of Moneytech and certain other conditions customary to the closing of similar transactions.  It is contemplated that the requisite approval of Moneytech shareholders will be obtained by June 15, 2013 (the “Closing Date”). Each of the Company and Moneytech has the right to terminate the Exchange Agreement if the Exchange Transaction has not been consummated by June 15, 2013, provided it is not then in material default of its obligations under the Exchange Agreement.

There are currently 4,061,632 shares of common stock outstanding.  The Company anticipates that prior to or at about the time of the consummation of the Share Exchange it will issue or authorize for issuance: (i) 300,000 shares issuable upon exercise of options to be granted to a service provider; (ii) 600,000 shares to be issued in consideration for the cancellation of certain debt currently outstanding; and (iii) 338,368 shares to be issued to certain service providers.  Thus, if the shareholders of Moneytech are issued 5,300,000 shares of Source Stock, upon consummation of the Share Exchange there will be 10,600,000 shares of common stock outstanding on a fully diluted basis, without giving effect to an option for 20,000 shares exercisable at a price of $10.00 per share.

The foregoing description of  the Exchange Agreement is qualified in its entirety by  the Exchange Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Escrow Arrangement Concerning Wiki Sub and Attainment of Financial Benchmarks

In connection with the Exchange Transaction, Girabaldi shall deposit 1,120,000 shares of common stock (the “Garibaldi Shares”) and DeFeudis shall deposit 1,120,000 shares of the Company’s common stock (the “DeFeudis Shares,” together with the Garibaldi Shares, the “GD Escrow Shares”) and the Company shall deposit 1,000 shares of the common stock of WikiTechnologies, Inc., a Delaware corporation (the “Wiki Sub”), representing all of the outstanding shares of Wiki Sub (the “Wiki Sub Escrow Shares,” and together with the GD Escrow Shares, the “Escrow Shares”) in escrow, and will be released based on the terms in an Escrow Agreement (the “Escrow Agreement”) to be entered into on the Closing Date by and among the Company, Girabaldi, DeFeudis, and Eaton & Van Winkle LLP (the “Escrow Agent”).

The Escrow Shares shall be held until Wiki Sub achieves revenues of $4.2 million, a gross profit percentage of 25% and breaks even (the “Benchmark”) during the twelve-month period commencing on the Closing Date (the “Earn-Out Period”).  If the Benchmark is met during the Earn-Out Period, then the Garibaldi Shares and DeFeudis Shares shall be returned to each of Garibaldi and DeFeudis and the Wiki Sub Shares shall be returned to the Company.  If the Benchmarks are not met during the Earn-Out Period, then the Garibaldi Shares and DeFeudis Shares shall cancelled and returned to the Company’s treasury, and 500 Wiki Sub Shares will be delivered to each of DeFeudis and Garibaldi.  Notwithstanding the foregoing, if at any point during the Earn-Out Period, the Company sells Wiki Sub, merges Wiki Sub with another entity, disposes of the assets of Wiki Sub, or takes any other action to compromise the ability of Wiki Sub to meet the Benchmark, then it will have the effect of the Benchmark being met and the Garibaldi Shares and DeFeudis Shares shall be returned to each of Garibaldi and DeFeudis and the Wiki Sub Shares shall be returned to the Company; it being understood that the Company shall be under no obligation to take any affirmative action(s) to further the objectives of Wiki Sub and that the foregoing restriction shall not prohibit the Company, Moneytech or the shareholders of Moneytech from asserting any claim for indemnification under the Exchange Agreement or seeking legal recourse for any other claim arising under the Exchange Agreement or resulting from the Exchange Transaction or the other transactions contemplated by the Exchange Agreement. In addition, the Board of Directors of the Company may at any time during the Earn-Out Period in its discretion authorize the delivery of the Garibaldi Shares to Garibaldi, the DeFeudis Shares to DeFeudis and the Wiki Sub Shares to the Company, even if the Benchmark has not been satisfied.

Letter Agreement

In connection with the Exchange Transaction, on May 28, 2013, the company and Evans entered into a letter agreement (the “Letter Agreement”) pursuant to which the Company will issue Evans 5,000 shares of the Company’s Series B Preferred Stock, par value $0.001, for a total purchase price of $5.00, prior to or at the closing of the Exchange Transaction. The issuance of the Series B Preferred Stock will enable Evans and his affiliates to maintain control over the Company’s Board of Directors following the consummation of the Exchange Transaction.

The foregoing description of  the Letter Agreement is qualified in its entirety by the Letter Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated by reference herein.

Structure of the Company

Following the consummation of the Exchange Transaction, the Company will offer a range of innovative financial products and services to businesses and consumers in the United States and Australia through its principal operating subsidiaries, Moneytech USA, Moneytech Australia, and WikiTechnologies.

Moneytech Australia

Moneytech is an Australian technology driven commercial finance asset based lending company. Moneytech commenced business in Australia in 2003 and to date has invested in excess of AUD$14 million in the company and its core banking and payment platform. Moneytech has an AUD$50 million securitized debt facility with the structured finance division of a major Australian Bank (the “Bank Facility”).  Moneytech is an Australian Financial Services License (“AFSL”) holder and Bpay Authorized PIM (“Payment Institution Member”)

Moneytech uses the Bank Facility to offer asset backed, trade finance, accounts receivable finance and working capital solutions to small and medium enterprises (‘SME’s’) throughout Australia and will be soon offering the same solutions in the USA. Moneytech has been in operation for over ten years and has been profitable for the past five years.

To distinguish it from traditional asset backed lending providers, and to manage and facilitate the advance of money to its customers, Moneytech has developed, operates and maintains its own real time core-banking platform called The Moneytech Exchange (‘MTX’). The MTX stores and tracks complete the details of every invoice and payment entered into the system and automatically communicates with the major Australian transactional banks to settle thousands of transactions per day, in real time. The MTX is fully automated, real time and online. Human intervention only occurs to manage exceptions and provide necessary transaction approvals or authorizations. Moneytech has invested approximately AUD$10 million developing this technology platform. Moneytech continues to invest in research and development to expand and improve its technology and product suite in order to maintain and further its competitive advantage.

Moneytech has delivered year on year revenue growth since its foundation.  Moneytech funded over AUD$ 200 million in loans in 2012 and is forecasting AUD$ 280 million and AUD$ 420 million in funding in 2013 and 2014 respectively. Moneytech has built a portfolio of more than 5,000 high-quality business customers with its existing range of financing solutions and has experienced strong organic growth since its inception. During the fiscal year ended June 30, 2012, Moneytech generated an EBITDA of over AUD$ 865,000.

With the addition of growth capital, which will be available through the Company, Moneytech will seek to accelerate its growth by expanding its customer base, decreasing its cost of funds and achieving a greater degree of autonomy over the lending process in the Australian market. Following the merger, Moneytech will commence business in the North American markets and provide lending to commercial businesses using its unique banking platform.

The MTX provides significant benefits over traditional non-technology based systems such as:

•	Simple, secure two factor authenticated login to initiate transactions through the web;

•	Automatic processing up to pre-approved limits;

•	Same day settlement for all transactions;

•	Real-time reporting is generated for all parties to each transaction, allowing for easy record keeping, reconciliation and auditing; and

•	Parameters can be assigned to each transaction to vary the cost, settlement timeframe and interest rate, depending on the industry, product, payment terms or any other criteria.

Moneytech products and services include:

Credit Express

Credit Express offers commercial businesses (for example retailers, resellers, wholesalers and manufacturers (collectively “Buyers” or “Sellers”) commercial trade finance and provides them access to the MTX. Moneytech finances transactions when a Buyer purchases inventory from a Seller. The Seller can be local to the Buyer, or overseas, and either party can initiate a transaction.

Each transaction is conducted electronically and criteria assigned to it by the MTX which govern how funds are distributed, which fees are charged, and what its payment terms are:

•	Buyers are able to fund the purchase of inventory with Moneytech delivering the proceeds directly to the Seller’s bank account, solving cash-flow dilemmas; or

•
Sellers can fund working capital without having to wait for Buyers to pay invoices, at no cost or a discount to their account receivables. After paying the Seller directly for the goods, Moneytech assumes the risk and collects the money from the Buyer, relieving the Seller of collection costs and cash flow challenges.

Confirmed Capital

Confirmed Capital is an accounts receivable/asset backed lending product, and Moneytech believes their program is unique internationally, as it funds 100% of the invoice value to the customer on the day the transaction is conducted. This is more flexible than other accounts receivable financiers who typically provide a maximum of 80% of the invoice value and release funds weekly. Furthermore, Moneytech has the ability to electronically track transactions against individual debtors and invoices, decreasing Moneytech’s risk and increasing its efficiency.

For both Credit Express and Confirmed Capital, customers agree to repayment terms (which may include an interest free period), and Moneytech generates profits in three ways.  Moneytech charges 1) an interest margin on the amounts funded for customers above its cost of funds, 2) transaction service fees, and 3) account management fees.

Card Solutions

Moneytech, by virtue of its AFSL, is authorized to distribute both Visa and ‘eftpos’ (Electronic Funds Transfer at Point of Sale) Gift and Prepaid Cards in Australia. Moneytech’s Card Solutions business represents a significant growth opportunity with little or no risk. Moneytech earns a fee on all cards issued, representing a significant passive revenue opportunity.

As an example, in 2012, Moneytech was engaged by Lenovo to manage and distribute a Gift Card cash back rewards program. Lenovo customers were offered a Gift Card as an incentive for purchasing certain Lenovo laptops. This program resulted in the issuance and distribution of over 30,000 Gift Cards in a 6-month period.

360 Markets Pty Ltd: Foreign Exchange Services

Moneytech recently secured its entry in to the Foreign Exchange market by investing in a foreign exchange business, 360 Markets Pty Limited (“360 Markets”), which was founded by a former senior foreign exchange dealer from Commonwealth Bank of Australia, the largest Australian commercial bank.

360 Markets is now appointed as an Authorized Representative of Moneytech under their AFSL.  As well as offering Moneytech’s existing clients foreign exchange solutions, Moneytech’s trade and asset back lending finance is offered to clients sourced by 360FX.

There are significant growth opportunities given the parallel relationship between 360 Markets (as an FX provider) and Moneytech (as a financial services provider).  In addition, 360 Markets will provide a natural hedge against Moneytech’s USA borrowings, mitigating the risk associated with lending money in multiple currencies. Moneytech looks forward to developing this branch of its business.

WikiTechnologies

WikiTechnologies, Inc. is a technology company dedicated to making financial transactions simple, secure, social and affordable. WikiTechnologies is comprised of two platforms (i) WikiPay, a simple, low-cost alternative to existing mobile and online payment solutions; and (ii) WikiLoan, a low-cost peer-to-peer lending solution.

WikiPay, a money services business operating in all 50 US states, enables any consumer, banked or unbanked, with any Internet-enabled device to send money for $1.00 anytime, anywhere. WikiPay is targeting the under-banked population in the USA, which is estimated to be 70 million working adults, who currently utilize check cashing and money transfer alternatives.

WikiPay’s proprietary fee-based mobile and online payment system allows Peer-to-Peer, Business-to-Consumer, Consumer-to-Business and Business-to-Business payments through its website www.wikipay.com and mobile website m.wikipay.com. WikiPay empowers its users to perform real-time payments, scheduled payments, account inquiries for balance and transaction history, bill payment initiation, notifications and alerts, and transaction security verifications.

WikiPay was created in response to the emerging trends in mobile phone usage, text messaging, banking, electronic payment systems and direct marketing.  The technological convergence of hardware, infrastructure and interface have contributed to making the mobile phone more versatile, powerful and ubiquitous, with larger market penetration than any other electronic device in history.  Statista Inc, the leading statistics company on the Internet, maintains that the percentage of the U.S. population using mobile phones in 2012 was 76.8% and will grow to 77.5% in 2013.

WikiLoan competes worldwide in the $10 billion annual Peer-to-Peer lending business.  WikiLoan is a proprietary fee-based Peer-to-Peer lending platform that allows people to use the tools on the website to borrow and lend money (from $500 to $25,000) among themselves at rates that make sense to all parties. WikiLoan through it's website, www.wikiloan.com, offers: loan documentation, promissory notes, repayment schedules, email reminders, online account access, and online repayment.

The Company provides identity and credit verification on borrowers and allows lenders to select the types of borrowers they wish to consider for loans. The process of credit, background and identity checks, processing of the loan applications, the tracking of loan payments, and other related functions are handled on an automated basis, which allows the Company to operate with low overhead costs, likely resulting in meaningful operating margins.

WikiTechnologies’ financial products are complementary to Moneytech’s existing product portfolio.

Item 3.03 Material Modification to Rights of Security Holders

Series B Preferred Shares

On June 4, 2013, the Certificate of Designation (the “Certificate of Designation”) of the Company’s Series B Preferred Stock (“Series B”) was filed with the Delaware Secretary of State. The Certificate of Designation permits any potential holders of the Series B to maintain control over the Company’s Board of Directors.

Under the terms of the Series B Certificate of Designation authorizing, the holder(s) of the Series B have the right, until June 30, 2018, to (A) elect the majority of the Company’s Board of Directors and (B) vote on all other matters to come before the holders of common stock (the “Common Shareholders”) with each vote per Series B Preferred Share equal to 1,000 shares of common stock. After June 30, 2018, the Series B Preferred Shares shall have no voting rights and shall be redeemable by the Company for the sum of one tenth of a cent ($0.001) per Series B Preferred Share.  The Series B Preferred Shares will not have any conversion rights and shall not be entitled to receive any dividends, distributions, or other economic or financial interest in the Company, and in the event of a liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Shares shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus of any nature, the sum of one tenth of a cent ($0.001) per Series B Preferred Share, after payment to the Common Shareholders and the holders of any other series or class of the equity securities of the Company ranking senior to the common stock.

The foregoing description of the Certificate of Designation is qualified in its entirety by the Certificate of Designation filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure set forth under Item 3.03 (Material Modification to Rights of Security Holders) is hereby incorporated by reference to this Item 5.03.

Item 8.01 Other Events

On June 3, 2013, the Company issued a press release (the “Press Release”) announcing the execution of the Agreement with Moneytech.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Certificate of Designation authorizing the Series B Preferred Stock
10.1	Exchange Agreement
10.2	Letter Agreement
99.1	Press Release dated June 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2013
SOURCE FINANCIAL, INC.

By:	/s/ Edward DeFeudis
Edward DeFeudis President, Chief Executive Officer, and Chief Financial Officer